                                                                    Exhibit 99.1

              RPM ACHIEVES RECORD SECOND QUARTER, SIX-MONTH RESULTS


MEDINA, Ohio - January 8, 2004 - RPM International Inc. (NYSE: RPM), a leading specialty coatings manufacturer, today reported continued strong performance for its 2004 fiscal year, achieving record sales, earnings, and earnings per share for its second quarter and first six months, ended November 30, 2003.

SECOND QUARTER RESULTS

RPM reported record second quarter net sales of $589.8 million, up 14 percent from the same period performance a year ago. Both operating segments strengthened year over year during the second quarter, with RPM's industrial segment net sales increasing 15 percent and its consumer segment net sales growing 12 percent over the prior year, including net favorable foreign exchange differences and the impact of product line bolt-on acquisitions.

Net income grew by 19 percent to a record $35.2 million compared with the prior year. Second quarter earnings per common share reached a record $0.30, exceeding $0.26 a year ago by 15 percent.

SIX-MONTH RESULTS

For the first half of its 2004 fiscal year, RPM reported record net sales of $1.180 billion, 11 percent ahead of last year. The industrial and consumer operating segments have both grown solidly through six months, by 12 percent and 11 percent, respectively, including net favorable foreign exchange differences and the impact of product line bolt-on acquisitions.

Net income in the first half grew by 12 percent to a record $82.9 million compared with the prior year. Six-month diluted earnings per common share achieved a record $0.71, exceeding $0.64 a year ago by 11 percent.

BUSINESS OUTLOOK

"We are very pleased to report stronger year-over-year results in both of our operating segments, especially among our industrial businesses where meaningful growth has been long overdue," stated Frank C. Sullivan, RPM's president and chief executive officer. "Our results reflect both internal growth and also external growth through acquisitions. Despite the expected continuation of a number of higher raw material costs, our comparative gross profit margin improved through productivity gains and volume leverage. We are now in our seasonally slowest period, December through February, yet our performance this first half of the 2004 fiscal year enables us to confidently reiterate our full year expectations for high single-digit revenue growth, accompanied by 10-12 percent growth in earnings."

                                     -more-

Record Second Quarter and Six-Month Results
January 8, 2004
Page 2


Sullivan further mentioned that while managing asbestos litigation continues to be a significant challenge for the company, the costs associated with this exposure remain in line with expectations. "We are encouraged by recently enacted state tort reform legislation," he said. "However, like many U.S. manufacturers, passage of federal trust fund legislation would bring fairness, predictability and finality to our asbestos exposure."

WEBCAST INFORMATION

RPM will host a conference call at 9:00 a.m. Eastern time on Friday, January 9, 2004. The call may be accessed by dialing 800-901-5231 or over the Internet through RPM's web site at http://www.rpminc.com. Please access approximately 10 minutes before the call to complete registration. A replay will be available about noon Eastern time on January 9 until 8:00 p.m. Eastern time on January 16, 2004, on RPM's web site or by dialing 888-286-8010 and citing access code 74319769. A transcript of the call will also be posted on the web site as soon as possible.

ABOUT RPM

RPM International Inc., a holding company, owns subsidiaries that are world leaders in specialty coatings serving both industrial and consumer markets. RPM's industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals. RPM's consumer products are used by professionals and do-it-yourselfers for home maintenance and improvement, automotive and boat repair and maintenance, and by hobbyists. Leading industrial brands include Stonhard, Tremco, Carboline, Day-Glo, Euco and Dryvit. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane, Bondo and Testors.

For more information, contact Glenn R. Hasman, Vice President - Finance and Communications for RPM, at 330-273-8820 or ghasman@rpminc.com.

This press release contains "forward-looking statements" relating to the business of the company. These forward-looking statements, or other statements made by the company, are made based on management's expectations and beliefs concerning future events impacting the company and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond the control of the company. As a result, actual results of the company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) general economic conditions; (b) the price and supply of raw materials, particularly titanium dioxide, certain resins, aerosols and solvents;
(c) continued growth in demand for the company's products; (d) legal, environmental and litigation risks inherent in the company's construction and chemicals businesses and risks related to the adequacy of the company's existing reserves and insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon the company's foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with the company's ongoing acquisition and divestiture activities; (i) risks inherent in its contingent liability reserves, including asbestos; and other risks detailed in the company's other reports and statements filed with the Securities and Exchange Commission, including the risk factors set forth in the company's prospectus and prospectus supplement included as part of the company's Registration Statement on Form S-3 (File No. 333-108647), as the same may be amended from time to time. RPM does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

                                       ###

                          CONSOLIDATED STATEMENTS OF INCOME
                                     (Unaudited)
                         In thousands, except per share data

                                                            Six Months Ended         Three Months Ended
                                                               November 30,             November 30,
                                                       -----------------------   -----------------------
                                                          2003         2002         2003          2002
                                                       ----------   ----------   ----------   ----------

NET SALES                                              $1,179,925   $1,060,381   $  589,834   $  517,968
Cost of sales                                             637,946      569,499      323,966      285,197
                                                       ----------   ----------   ----------   ----------
Gross profit                                              541,979      490,882      265,868      232,771
Selling, general & administrative expenses                400,466      363,136      204,548      180,122
Interest expense, net                                      12,994       14,188        6,711        6,984
                                                       ----------   ----------   ----------   ----------
Income before income taxes                                128,519      113,558       54,609       45,665
Provision for income taxes                                 45,624       39,745       19,386       16,025
                                                       ----------   ----------   ----------   ----------
NET INCOME                                             $   82,895   $   73,813   $   35,223   $   29,640
                                                       ==========   ==========   ==========   ==========

Basic earnings per share of common stock               $     0.72   $     0.64   $     0.30   $     0.26
                                                       ==========   ==========   ==========   ==========

DILUTED EARNINGS PER SHARE OF COMMON STOCK             $     0.71   $     0.64   $     0.30   $     0.26
                                                       ==========   ==========   ==========   ==========

Average shares of common stock outstanding - basic        115,613      115,001      115,670      115,240
                                                       ==========   ==========   ==========   ==========

Average shares of common stock outstanding - diluted      116,335      115,981      116,443      116,201
                                                       ==========   ==========   ==========   ==========



                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (Unaudited)
                                    In thousands

                                                             Six Months Ended
                                                                November 30,
                                                           --------------------
                                                              2003        2002
                                                           --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
         Net income                                        $ 82,895    $ 73,813
         Depreciation and amortization                       30,925      28,081
         Items not affecting cash and other                 (11,074)     (2,872)
         Changes in operating working capital               (36,883)     (8,489)
                                                           --------    --------
                                                             65,863      90,533
                                                           --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
         Capital expenditures                               (15,457)    (13,702)
         Acquisition of businesses, net of cash acquired    (20,000)     (9,387)
                                                           --------    --------
                                                            (35,457)    (23,089)
                                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
         Reductions of long-term and short-term debt         (2,893)    (22,900)
         Cash dividends                                     (31,208)    (29,111)
         Exercise of stock options                            1,468       2,828
                                                           --------    --------
                                                            (32,633)    (49,183)
                                                           --------    --------

(DECREASE) INCREASE IN CASH AND SHORT-TERM INVESTMENTS       (2,227)     18,261
                                                           --------    --------

CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF PERIOD       50,725      42,172
                                                           --------    --------

CASH AND SHORT-TERM INVESTMENTS AT END OF PERIOD           $ 48,498    $ 60,433
                                                           ========    ========

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                     CONSOLIDATED BALANCE SHEETS
                            In thousands

                                                                 November 30,    November 30,     May 31,
ASSETS                                                              2003           2002            2003
------                                                           (Unaudited)    (Unaudited)
                                                                 -----------    -----------    -----------

CURRENT ASSETS
        Cash and short-term investments                          $    48,498    $    60,433    $    50,725
        Trade accounts receivable                                    442,349        381,683        456,920
        Allowance for doubtful accounts                              (18,304)       (16,902)       (17,297)
                                                                 -----------    -----------    -----------
        Net trade accounts receivable                                424,045        364,781        439,623
        Inventories                                                  264,341        250,252        253,204
        Deferred income taxes                                         54,143         42,441         51,285
        Prepaid expenses and other current assets                    139,446        106,235        133,257
                                                                 -----------    -----------    -----------
        TOTAL CURRENT ASSETS                                         930,473        824,142        928,094
                                                                 -----------    -----------    -----------

PROPERTY PLANT AND EQUIPMENT, AT COST                                737,781        670,112        714,009
        Allowance for depreciation and amortization                 (368,929)      (320,584)      (343,220)
                                                                 -----------    -----------    -----------
        PROPERTY, PLANT AND EQUIPMENT, NET                           368,852        349,528        370,789
                                                                 -----------    -----------    -----------

OTHER ASSETS
        Goodwill                                                     648,364        596,525        631,253
        Other intangible assets, net of amortization                 277,471        260,836        282,949
        Other                                                         36,074         30,763         34,126
                                                                 -----------    -----------    -----------
        TOTAL OTHER ASSETS                                           961,909        888,124        948,328
                                                                 -----------    -----------    -----------

TOTAL ASSETS                                                     $ 2,261,234    $ 2,061,794    $ 2,247,211
                                                                 ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts payable                                         $   150,785    $   133,666    $   171,956
        Current portion of long-term debt                              1,615          4,399          1,282
        Accrued compensation and benefits                             67,997         65,675         77,577
        Accrued loss reserves                                         57,759         47,599         64,230
        Asbestos-related liabilities                                  49,203          4,480         41,583
        Other accrued liabilities                                     66,265         58,776         59,759
        Income taxes payable                                          (2,024)         1,640         11,263
                                                                 -----------    -----------    -----------
        TOTAL CURRENT LIABILITIES                                    391,600        316,235        427,650
                                                                 -----------    -----------    -----------

LONG-TERM LIABILITIES
        Long-term debt, less current maturities                      721,620        687,197        724,846
        Asbestos-related liabilities                                  69,035           --          103,000
        Other long-term liabilities                                   60,480         53,538         59,951
        Deferred income taxes                                         73,159         89,717         54,756
                                                                 -----------    -----------    -----------
        TOTAL LONG-TERM LIABILITIES                                  924,294        830,452        942,553
                                                                 -----------    -----------    -----------
           TOTAL LIABILITIES                                       1,315,894      1,146,687      1,370,203
                                                                 -----------    -----------    -----------

STOCKHOLDERS' EQUITY
        Preferred stock; none issued                                    --             --             --
        Common stock (outstanding 115,702; 115,561; 115,496)           1,157          1,156          1,156
        Paid-in capital                                              509,999        508,069        508,397
        Treasury stock, at cost                                         (337)          --           (1,167)
        Accumulated other comprehensive loss                          (2,958)       (48,423)       (17,169)
        Retained earnings                                            437,479        454,305        385,791
                                                                 -----------    -----------    -----------
        TOTAL STOCKHOLDERS' EQUITY                                   945,340        915,107        877,008
                                                                 -----------    -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 2,261,234    $ 2,061,794    $ 2,247,211
                                                                 ===========    ===========    ===========